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                                                                   EXHIBIT 4.2.2

                                AMENDMENT NO. 1

                                       TO

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          The Stock Purchase Agreement dated as of November 3, 1999 (the "Agreement") between Official Payments Corporation, a Delaware corporation (the
 ---------
"Company") and E*TRADE Group, Inc., a Delaware Corporation ("E*Trade"), is
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hereby amended as follows as of this 8th day of November, 1999.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.


     1. Section 5.1 is hereby deleted, and the following shall be inserted in lieu thereof:

         5.1.  Put Right of E*Trade.
               --------------------

     (a) If an Initial Public Offering is not consummated within 120 days from the Closing Date, E*Trade shall have the right to cause Imperial Bank to purchase (and Imperial Bank agrees to purchase) all, but not less than all, of the shares of Common Stock purchased by E*Trade hereunder at a price equal to the Purchase Price by giving written notice to the Company and Imperial Bank of the exercise of its put right at any time prior to December 31, 2000.

     (b) The closing of any sale of shares of Common Stock under this Section
5.1 shall occur on the date that is 10 days after the delivery of notice (as defined in Section 10.6) by E*Trade to the Company and Imperial Bank of E*Trade's exercise of its put right, or such other date as may be mutually agreed by the parties (the "Put Closing Date"). Such notice shall be delivered
                            ----------------
to Imperial Bank at 9920 South La Cienega Boulevard, Inglewood, CA 90301,
Attention: General Counsel, Facsimile No.: (310) 417-5695, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038, Attention:
Dennis J. Block, Facsimile No.:  (212) 504-6666.

     (c) On the Put Closing Date Imperial Bank shall deliver to E*Trade the Purchase Price in cash, and E*Trade shall deliver to Imperial Bank its shares of Common Stock and the certificates representing such stock, free and clear of any liens or encumbrances, together with such powers, transfer tax stamps and other documentation necessary for the transfer of such stock.

     2.  Specific Performance.  Each of the parties hereto acknowledges and
         --------------------
agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.
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     3.  The letter agreement from Imperial Bank to E*Trade dated November 3,
1999 is hereby declared null and void as such letter agreement is superceded by this Agreement.

     4. In all other respects, the Agreement shall remain in full force and effect, and all references in the Agreement to "this Agreement" shall mean the Agreement as amended hereby.

                                      -2-
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                 OFFICIAL PAYMENTS CORPORATION

                                 By:    /s/ Brian W. Nocco
                                    -----------------------------------
                                    Name:  Brian W. Nocco
                                    Title: Chief Financial Officer

                                 E*TRADE GROUP, INC.

                                 By:    /s/ Thomas Bevilacqua
                                    -----------------------------------
                                    Name: Thomas Bevilacqua
                                    Title: EVP, Corporate Development




                                 Solely with respect to Section 5.1 and
                                    paragraphs 2 and 3.

                                 IMPERIAL BANK

                                 By     /s/ George L. Graziadio
                                    -----------------------------------
                                    Name:  George L. Graziadio, Jr.
                                    Title: Chairman

                                 By:    /s/ Richard M. Baker
                                    -----------------------------------
                                    Name:  Richard M. Baker
                                    Title:  Senior Vice President, General
                                    Counsel and Secretary